Exhibit 77C

The Annual Meeting of Shareholders (the "Annual
Meeting") of the Fund was held on September 27, 2016. At the meeting, the following matters were submitted to a shareholder vote:

1.) Election of Directors - the shareholders of the Fund elected the following Directors to serve on the Board of Directors until their successors have been duly elected and qualified.

Director
Votes Cast for
Votes Against/Withheld

Samuel P.Bell
34,013,005.482
9,163,915.843

David S.DeVito
34,024,264.182
9,152,657.143

John A.Gavin
33,990,927.482
9,185,993.843

Patrick C.Haden
33,925,050.182
9,251,871.143

David Lippmann
33,969,969.182
9,206,952.143

Peter McMillan
33,940,493.182
9,236,428.143

Charles A. Parker
33,938,119.482
9,238,801.843

Victoria B. Rogers
33,948,008.999
9,228,912.326

Andrew Tarica
33,974,807.182
9,202,114.143

2.) Ratification of Selection of Independent
Registered Public Accounting Firm - the
shareholders of the Fund approved the
ratification of the selection of Deloitte & Touche, LLP as the independent registered public accounting firm for the Fund for the fiscal year ended December 31, 2016.

For
Against/Withheld
Abstain
Non-votes

34,042,157.576
8,805,140.00
329,623.749
0